Exhibit 10.19


                                   DEBENTURE


CANADA                                                         No.: 1
PROVINCE OF QUEBEC                                             Cdn. $20,000,000


     WESTCON CANADA SYSTEMS (WCSI) INC./LES SYSTEMES WESTCON CANADA (WCSI) INC., a body corporate duly incorporated under the laws of Canada, having its head office at the City of Montreal, Borough of Lachine, Province of Quebec (hereinafter called the "Company"), for value received, promises to pay, on demand, but subject to the terms and conditions set out in the Credit Agreement (as defined in the Deed of Hypothec hereinafter mentioned), to General Electric Capital Canada Inc. in its capacity as Canadian Collateral Agent for the Canadian Lenders (as defined in the Deed of Hypothec hereinafter mentioned) and for itself as Canadian Collateral Agent (the "Agent") or to its order, at its office located at at 11 King Street West, in the City of Toronto, Province of Ontario, M5H 4C7, the sum of TWENTY MILLION DOLLARS (Cdn.$20,000,000) in lawful money of Canada, with interest thereon from the date hereof at the rate of TWENTY-FIVE per cent (25%) per annum, both before and after maturity, with interest on overdue interest at the same rate.

     This Debenture is issued under and secured by a Deed of Hypothec (the "Deed of Hypothec") bearing the date of June 12, 2003 executed by the Company in favour of the Agent as fonde de pouvoir for the Debentureholders, and this Debenture is subject to, and its holder is bound by, the provisions of the Deed of Hypothec.

     This Debenture may be transferred by its holder upon compliance with the provisions of the Deed of Hypothec.

     IN WITNESS WHEREOF the Company has caused this Debenture to be signed by its undersigned representative and to be dated the 12th day of June, 2003.


                                               WESTCON CANADA SYSTEMS (WCSI)
                                               INC./LES SYSTEMES WESTCON CANADA
                                               (WCSI) INC.


                                          Per: /s/ Lynn Smurthwaite-Murphy
                                               ---------------------------------
                                               Name:   Lynn Smurthwaite-Murphy
                                               Title:  Director

                              PLEDGE OF DEBENTURE

                              DATED June 12, 2003


GRANTED BY:               WESTCON CANADA SYSTEMS (WCSI) INC./LES SYSTEMES
                          WESTCON CANADA (WCSI) INC., a legal person duly
                          constituted under the laws of Quebec, having its head
                          office at 1400 - 55th Street, Borough of Lachine,
                          City of Montreal, Province of Quebec, H8T 3J8

                          (the "Company")

IN FAVOUR OF:             THE AGENT and THE CANADIAN LENDERS, as hereinafter
                          defined;

                          (each, a "Pledgee", and collectively, the "Pledgees")

     WHEREAS the Company has issued a debenture in the amount of Cdn.$20,000,000 pursuant to a deed of hypothec referred to therein, executed by and between the Company and General Electric Capital Canada Inc. as fonde de pouvoir on June 12, 2003 before Notary Stephanie Martel (the "Hypothec"); and

     WHEREAS the Company wishes to pledge such debenture to the Pledgees, as security for the Indebtedness hereinafter defined;

     NOW, THEREFORE, THE PARTIES HERETO HAVE AGREED AS FOLLOWS:

1.   INTERPRETATION

     1.1 Capitalized terms used herein and defined in the Hypothec shall have the meaning ascribed to them in the Hypothec unless otherwise defined herein.

     1.2 The term "Agent" herein shall mean General Electric Capital Canada Inc., acting in its capacity as Canadian Collateral Agent for the Canadian Lenders and for itself as Canadian Collateral Agent, appointed pursuant to the Credit Agreement and includes its successors and assigns in such capacity.

     1.3 The term "Canadian Lenders" herein shall mean each of the Canadian Lenders under the Credit Agreement as well as any of their respective successors and assignees as permitted under the Credit Agreement.

     1.4 The term "Company" herein shall mean Westcon Canada Systems (WCSI) Inc. (also known as Les Systemes Westcon Canada (WCSI) Inc.).

     1.5 The term "Debenture" herein shall mean the debenture in the principal amount of Cdn.$20,000,000 dated June 12, 2003, issued pursuant to the Hypothec, and payable to the order of the Agent, and any rights resulting therefrom, as well as any certificate evidencing same.

     1.6 The term "Indebtedness" shall mean any and all obligations, liabilities and indebtedness, and performance of all obligations and agreements of the Company to the Canadian Collateral Agent, the Canadian Lenders and the Canadian L/C Issuer arising under this Agreement, the Credit Agreement or under the other Loan Documents, whether now existing or hereafter incurred or arising, of every kind and character, primary or secondary, direct or indirect, absolute or contingent, and whether such indebtedness is from time to time reduced and thereafter increased, or entirely extinguished and thereafter reincurred, including, without limitation:

          (a)  all Canadian Advances (as defined in the Credit Agreement);

          (b) all obligations arising out of any Canadian Lender's reimbursement of Canadian L/C Issuer for draws made under Canadian Letters of Credit (as defined in the Credit Agreement) issued by Canadian L/C Issuer;

          (c) all interest which accrues on any such indebtedness, until payment of such indebtedness in full, including, without limitation, all interest provided for under the Credit Agreement;

          (d) all other monies payable by the Company, and all obligations and agreements of the Company to any of the Canadian Lenders or the Canadian Collateral Agent pursuant to any of the Loan Documents;

          (e) all obligations arising with respect to Swap Agreements (as defined in the Credit Agreement) (exclusive of any foreign exchange transactions or contracts);

          (f) all monies payable by the Company, and all obligations and agreements of the Company to any of the Canadian Lenders or the Canadian Collateral Agent pursuant to any of the Loan Documents;

          (g)  all monies due, and to become due, pursuant to Sections 7.3,
               7.4. and 7.5 of the Credit Agreement;

          (h)  all monies payable as herein provided; and

          (i) all liabilities (including amounts charged to the Company pursuant hereto), obligations, fees, charges, or costs (including, without limitation, any fees or expenses that, but for the provisions of the Bankruptcy and Insolvency Act (Canada), would have accrued), guaranties, covenants and duties owing by the Company to any of the Canadian Lenders or the

               Canadian Collateral Agent of any kind and description pursuant to or evidenced by any other Loan Document.

1.7 The term "Pledgee" herein shall mean the Agent and each of the Canadian Lenders.

2.   DELIVERY AND PLEDGE OF THE DEBENTURE

     The Company confirms that it has concurrently herewith pledged the Debenture in favour of the Pledgees by delivery of same to the Agent for the benefit of the Pledgees. The Agent hereby acknowledges having received the certificate representing the Debenture (certificate No. 1) on the date of this agreement at the City of Montreal, Province of Quebec, and the Agent shall hold same and exercise its rights as payee thereof for the benefit of the Pledgees.

3.   SECURED INDEBTEDNESS

     The Debenture and the pledge granted thereon shall secure the payment and the performance of the Indebtedness.

4.   AMOUNT OF THE PLEDGE

     The amount for which the pledge is granted is Cdn.$20,000,000 in lawful money of Canada, plus interest thereon at the rate of 25% per annum from the date hereof.

5.   COVENANTS

     The Company hereby:

     5.1 acknowledges that the Agent acting on its own behalf and on behalf of each of the other Pledgees shall for all the purposes contemplated in the Hypothec be deemed to be the holder of the Debenture pledged hereunder and shall benefit from all of the rights of a Debentureholder under the Hypothec;

     5.2 covenants that, upon demand from the Agent, it shall perform all acts and execute all deeds and documents necessary to give full effect to this agreement and to ensure that it is at all times enforceable, including without limitation the execution of any written acknowledgement that the Debenture or any portion thereof is pledged in favour of a Pledgee which is not named herein and that any certificate representing the Debenture or any portion thereof is held by the Agent on behalf and in favour of such Pledgee or its successor or assign.

6.   EVENT OF DEFAULT

     6.1 Notwithstanding the fact that the Debenture is payable on demand, the Agent agrees that it will not demand, or cause to be demanded, payment of the Debenture until such time as an Event of Default (as defined in the Credit Agreement) has occurred and is continuing. It is further agreed that the Company shall not have any obligation to make, and the Pledgees shall not be entitled to receive, payment under the Debenture for any amount in excess of the Indebtedness.

     6.2 The Agent may, upon the occurrence of an Event of Default and provided same is continuing, demand payment of the Debenture, collect payment of the principal and interest thereof, and exercise all of the rights and remedies arising from the security constituted hereunder or permitted by applicable law, all of which rights and remedies shall be cumulative, and none of which shall be exclusive.

7.   WAIVER

     The parties hereto hereby expressly waive the provisions and protection of
Section 32 of An act respecting the special powers of legal persons and specifically authorize the Agent and any partnership or legal person whereof the Agent is a member or officer, to act as a Debentureholder.

8.   MISCELLANEOUS

     8.1 Subject to the terms of section 6.1 above, this agreement and the Debenture are in addition to and not in substitution of or in replacement for any other hypothec, pledge, security, guarantee or other right held by or benefiting to any Pledgee.

     8.2 This agreement shall be governed by the laws of the Province of Quebec.

     8.3 The parties hereto confirm that they have requested that this agreement and all related documents be drafted in English. Les parties aux presentes ont exige que le present document et tous les documents connexes soient rediges en anglais.


IN WITNESS WHEREOF, the parties have duly executed this agreement as of the day and year first written above.


WESTCON CANADA SYSTEMS                      GENERAL ELECTRIC CAPITAL
(WCSI) INC./LES SYSTEMES                    CANADA INC., as Agent
WESTCON CANADA (WCSI) INC.


By: /s/ Lynn Smurthwaite-Murphy              By: /s/ Constantine Troulis
   ------------------------------               -------------------------------
   Name:  Lynn Smurthwaite-Murphy               Name:  Constantine Troulis
   Title: Director                              Title: Authorized Representative